Exhibit 10.23

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of February 2, 2015, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), and AXCELIS TECHNOLOGIES, INC., a Delaware corporation with offices located at 108 Cherry Hill Drive, Beverly, Massachusetts 01915 (“Borrower”).

RECITALS

A.                                    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of October 31, 2013, as amended by that certain Waiver and First Loan Modification Agreement dated as of August 1, 2014, between Borrower and Bank (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.                                    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    Borrower has requested that Bank amend the Loan Agreement to revise the Minimum Adjusted Net Income covenant in Section 6.9(b).

D.                                    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Amendment to Loan Agreement.

2.1                               Section 6.9(b) (Minimum Adjusted Net Income).  Section 6.9(b) is amended in its entirety and replaced with the following:

“(b) Minimum Adjusted Net Income.  Borrower and its Subsidiaries, on a consolidated basis, shall achieve Adjusted Net Income of at least (i) ($1,500,000) for the trailing three (3) month period ending on the last day of the fiscal quarter ending September 30, 2013; (ii) $1.00 for the trailing three (3) month period ending on the last day of the fiscal quarter ending December 31, 2013; (iii) $2,500,000 for the trailing six month period ending on the last day of the fiscal quarters ending March 31, 2014 and June 30, 2014, (iv) ($3,000,000) for the trailing three month period ending on the last day of the fiscal quarter ending September 30, 2014, (v) $1,000,000 for the trailing six month period ending on the last day of the fiscal quarter ending March 31, 2015, and (vi) $1,000,000 for the trailing six month period ending on (A) the last day of the fiscal quarter ending June 30, 2015, and (B) the last day of each fiscal quarter thereafter.”

3.                                      Limitation of Amendments.

3.1                               The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.                                      Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3                               Other than amendments to the Borrower’s Bylaws effective May 13, 2014, the organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                                      Ratification of Intellectual Property Security Agreement.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of October 31, 2013 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in said Intellectual Property Security Agreement, subject to such changes as have been previously reported to the Bank through December 31, 2014 and (b) shall remain in full force and effect.

6.                                      Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 31, 2013 delivered by Borrower to Bank, subject to such changes as have been previously reported to the Bank through the date hereof and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in said Perfection Certificate and otherwise have not changed, as of the date hereof.

7.                                      No Defenses of Borrower.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

8.                                      Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.                               Effectiveness.  This Amendment shall be deemed effective as of February 2, 2015 upon (a) the due execution and delivery to Bank of this Amendment by each party hereto,

(b) Borrower’s payment of (i) an amendment fee in an amount equal to $5,000, and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		AXCELIS TECHNOLOGIES, INC.

By:	/s/ Michael Shuhy	By:	Kevin J. Brewer
Name:	Michael Shuhy	Name:	Kevin J. Brewer
Title:	Director	Title:	EVP and CFO

IN WITNESS WHEREOF, the following Guarantor hereby consents to the foregoing Amendment and agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement dated as of October 31, 2013 shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

Guarantor

AXCELIS TECHNOLOGIES (ISRAEL), INC.

By:	/s/ Kevin J. Brewer
Name:	Kevin J. Brewer
Title:	EVP and CFO

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	AXCELIS TECHNOLOGIES, INC.

LOAN OFFICER:	Michael Quinn

DATE:	February 3, 2015

	Amendment Fee	$5,000

	TOTAL FEES DUE	$5,000

{   }   A check for the total amount is attached.

{   }   Debit DDA #                                      for the total amount.

BORROWER:

Authorized Signer	(Date)

SILICON VALLEY BANK

Loan Officer Signature	(Date)